Exhibit 24

POWER OF ATTORNEY

Know all by these present, that the undersigned hereby constitutes and appoints each of Christelle Gedeon of Canopy Growth Corporation (the “Company”) and Keith Pisani, Shai Marshall, Jiajun Lu and Caroline Kruk of Paul Hastings LLP (“Paul Hastings”) (each, an “Attorney-in-fact” or, together, the “Attorneys-in-fact”), or any of them acting singly and with full power of substitution, as the undersigned’s true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID Uniform Application for Access Codes to File on EDGAR (including a Form ID Uniform Application Acknowledgement and Update Passphrase Acknowledgement), including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Sections 13 and Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other rule or regulation of the SEC;

(2)	enroll the undersigned in the EDGAR Next filing system (“EDGAR Next”) and take any and all actions necessary or appropriate to enable the undersigned to make electronic filings through EDGAR Next, including preparing and submitting any related documentation;

(3)	prepare, submit, execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of the Company, (a) Forms 3, 4, and 5 (and any amendments thereto) in accordance with Section 16(a) of the Exchange Act and the rules promulgated thereunder, and (b) any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

(4)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or other form or report (or any amendments thereto), and timely file such form or report with the SEC and any stock exchange or similar authority; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-fact may approve in such Attorney-in-fact’s discretion.

The undersigned hereby grants to each Attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-fact, or such Attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each Attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney, with respect to each of the Attorneys-in-fact, shall remain in full force and effect until the earlier of (a) the date that the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) the time at which this Power of Attorney is revoked, with respect to the Attorneys-in-fact or any of them acting singly, by the undersigned in a signed writing delivered to such Attorney-in-fact, or (c) with respect to any Attorney-in-fact singly, the time at which such Attorney-in-fact is no longer employed by the Company or any of its subsidiaries or Paul Hastings, as applicable.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 11th day of July 2025.

Signed and Acknowledged:

By:	/s/ Thomas Carlton Stewart
Name:	Thomas Carlton Stewart
Title:	Interim Chief Financial Officer